UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2021

EVER-GLORY INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in charter)

Florida	001-34124	65-0420166
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Ever-Glory Commercial Center,

509 Chengxin Road, Jiangning Development Zone,

Nanjing, Jiangsu Province,

Peoples Republic of China

 (Address of Principal Executive Offices) (Zip code)

(8625) 5209-6889

 (Registrant’s Telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	EVK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On July 30, 2021, the board of directors (the “Board”) of Ever-Glory International Group, Inc. (the “Company”) authorized a plan (the “2021 Repurchase Plan”) to repurchase up to $5 million of its common stock, par value $0.001 per share (the “Common Stock”), from time to time until December 31, 2021 through various means, including open market transactions and privately negotiated transactions in accordance with applicable securities laws and regulations. Open market repurchases will be made in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and may be effected pursuant to Rule 10b5-1 under the Exchange Act. The manner, timing and amount of any stock repurchases will be determined by the Company’s management in its discretion based on its evaluation of various factors, including the trading price of the Company’s common stock, market and economic conditions, regulatory requirements and other corporate considerations. The repurchase program may be suspended or discontinued at any time.

Entering into the agreement with a single broker that satisfies Rule 10b5-1 of the Exchange Act allows the Company to repurchase its shares at times when it might otherwise be prevented from doing so due to self-imposed trading blackout periods or pursuant to insider trading laws. The Company’s third-party broker, subject to Securities and Exchange Commission regulations regarding certain price, market, volume and timing constraints, would have authority to purchase the Company’s common stock in accordance with the terms of the Repurchase Plan.

The Company cannot predict when or if it will repurchase any shares of common stock pursuant to the 2021 Repurchase Plan as such repurchases will depend on a number of factors, including constraints specified in agreement with the broker pursuant to Rule 10b5-1 of the Exchange Act, price, general business and market conditions. Information regarding share repurchases will be available in the Company’s periodic reports on Form 10-Q and 10-K filed with the Securities and Exchange Commission as required by the applicable rules of the Exchange Act.

This report contains forward-looking information, as that term is defined under the Exchange Act, including information regarding purchases by the Company of its common stock pursuant to the 2021 Repurchase Plan. By their nature, forward-looking information and statements are subject to risks, uncertainties, and contingencies, including changes in price and volume and the volatility of the Company’s common stock; constraints specified in the Rule 10b5-1 Plan, the Company’s general business and market conditions, and such other factors as discussed throughout Part I, Item 1 “Business”; Part I, Item 1A “Risk Factors”; and Part II, Item 7 “Management's Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2020 and that are described from time to time in our filings with the SEC. The Company does not undertake to update any forward-looking statements or information, including those contained in this report.

Item 9.01. Financial Statements and Exhibits

d) Exhibits

No.	Description

99.1	Press Release dated August 1, 2021, titled “Ever-Glory Announces Share Repurchase Program”	Filed Herewith

[signature page to follow]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVER-GLORY INTERNATIONAL GROUP, INC.

Date: August 5, 2021	By:	/s/ Edward Yihua Kang
Edward Yihua Kang
Chief Executive Officer

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